Exhibit 107
CALCULATION OF FILING FEE TABLE

Form S-8
(Form Type)

Globe Life Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Type	Fee Calculation Rule(2)	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $1.00 par value	Other	5,100,000	$152.81	$779,331,000	$0.00013810	$107,625.61
Total Offering Amounts					$779,331,000		$107,625.61
Total Fee Offsets							$14,235.87
Net Fees Due							$93,389.74

(1)    Amount to be registered consists of 5,100,000 shares of Registrant’s Common Stock, $1.00 par value per share, to be issued pursuant to the grant or exercise of awards to participants under the Globe Life Inc. 2026 Incentive Compensation Plan (the “2026 Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable number of additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the 2026 Plan.

(2)    Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 29, 2026.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims(1)	Globe Life Inc.	S-8	333-273422	July 25, 2023		$14,235.87	Equity	Common Stock, $1.00 par value per share	1,151,561	$129,182,112.98
Fee Offset Sources(1)	Globe Life Inc.	S-8	333-273422		July 25, 2023						$40,795.38

(1)    The Registrant has terminated any offering that included the unsold securities under the Registration Statement on Form S-8, initially filed on July 25, 2023 (Registration No. 333-273422) (the “Prior Registration Statement”). In connection with the Prior Registration Statement, the Registrant registered $370,194,000 in securities and paid a registration fee of $40,795.38. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the Registrant is offsetting the registration fee due under this Registration Statement by $14,235.87, which represents the portion of the registration fee previously paid with respect to $129,182,112.98 of unsold securities previously registered on the Prior Registration Statement.